Exhibit 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q1 2018 Financial Results

•	Record Recurring Revenues of $236.6 million, Up by 25%

•	Record Total Revenues of $276.8 million, Up by 21%

Weston, FL, May 1, 2018 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today our financial results for the first quarter ended March 31, 2018. Ultimate reported recurring revenues of $236.6 million, a 25% increase, and total revenues of $276.8 million, a 21% increase, both compared with 2017's first quarter. GAAP net income for the first quarter of 2018 was $21.0 million, or $0.67 per diluted share, as compared with GAAP net income of $7.2 million, or $0.24 per diluted share, for the first quarter of 2017.
Non-GAAP net income for the first quarter of 2018 was $40.5 million, or $1.30 per diluted share, as compared with non-GAAP net income for 2017's first quarter of $22.9 million, or $0.75 per diluted share. For further discussion of our non-GAAP financial measures, see "Use of Non-GAAP Financial Information" below.
“Our first quarter results were a great start for 2018. They kept us on pace to achieve our 2018 goals and laid a solid foundation for our future,” said Scott Scherr, founder, president, and CEO. “Recurring revenues were up by nearly 25% to approximately $237 million and total revenues were up by 21% to $277 million, both ahead of expectations, and our non-GAAP operating margin was also higher than expectations at 20%. Our year-over-year customer retention rate remained at what we believe to be a large-company, HCM industry high of approximately 96%.

“In February, Ultimate was honored to be named #3 on Fortune and Great Place to Work’s prestigious 2018 list of 100 Best Companies to Work For. This is our seventh consecutive year in the top 25. This month, we were equally proud to be ranked #2 on the Best Workplaces in Canada list by Great Place to Work, and #4 on Workforce Magazine’s Workforce 100, our highest ranking ever on this list and the highest in our industry. The Workforce 100 evaluates companies from all over the world for HR, management, and this year’s list includes such respected companies as Amazon, Nike, Apple, and Netflix.

“In mid-March, we had a record of nearly 4,000 HR and business professionals, partners, and industry analysts join us in Las Vegas for Connections, our annual customer conference, where we had the opportunity to thank and honor our customers, and to celebrate our people-focused technologies and practices that are transforming the HR community,” added Scherr.

Ultimate’s financial results teleconference will be held today, May 1, 2018, at 5:00 p.m. Eastern time, at http://www.investorcalendar.com/event/20306. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues from our cloud offering grew by 25% for the first quarter of 2018 over the same period in 2017. Recurring revenues were 85% of total revenues for 2018's first quarter, as compared with 83% of total revenues for the first quarter of 2017.

•	Ultimate’s total revenues for the first quarter of 2018 increased by 21%, versus those for the 2017's first quarter.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, was approximately 96% for our recurring revenue cloud customer base as of March 31, 2018.

•	Cash flows from operating activities for the 2018's first quarter were $56.6 million, compared with $46.3 million for the first quarter of 2017.

•
Free cash flow was $33.7 million as of March 31, 2018, compared with $23.6 million as of March 31, 2017. Our free cash flow margins expanded to 12.2% for the first quarter of 2018, from 10.3% for the first quarter of 2017.

Stock Repurchases
The combination of cash, cash equivalents, and corporate marketable securities was $147.9 million as of March 31, 2018, compared with $165.1 million as of December 31, 2017.
During the three months ended March 31, 2018, we used $50.3 million to acquire 221,983 shares of our common stock, $0.01 par value common stock ("Common Stock") to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 1,342,005 shares available for repurchase under our Stock Repurchase Plan.
Financial Outlook
For the second quarter of 2018:

•	Recurring revenues of approximately $237 to $239 million,

•	Total revenues of approximately $267 to $269 million, and

•	Operating margin, on a non-GAAP basis (discussed below), to exceed 20%.
For the year 2018:

•	Recurring revenues to increase in excess of 20% over 2017,

•	Total revenues to increase in excess of 18% over 2017, and

•	Operating margin, on a non-GAAP basis (discussed below), to exceed 21%.
Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.
We have not reconciled our forward-looking operating margin on a non-GAAP basis to the corresponding GAAP financial measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation would require unreasonable effort at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including, for example, those related to stock-based compensation or others that may arise during the year. In particular, stock-based compensation is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense, for the year ending December 31, 2018, will have a significant impact on our operating margin on a GAAP basis.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management solutions, with more than 38 million people records in the Ultimate cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, Ultimate is headquartered in Weston, Florida, and employs more than 4,300 professionals. In 2018, Ultimate ranked #3 on Fortune’s 100 Best Companies to Work For list, our seventh consecutive year in the top 25, and #1 on Fortune’s Best Workplaces in Technology list for the third year in a row. In 2017, Forbes ranked Ultimate #7 on its list of 100 Most Innovative Growth Companies; People magazine ranked Ultimate #2 on its 50 Companies That Care list; and the National Customer Service Association named Ultimate Service Organization of the Year in the Large Business category. Ultimate has more than 4,100 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Red Roof Inn, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2018	2017
Revenues:
Recurring	$236,587	$189,981
Services	40,168	38,510
Total revenues	276,755	228,491
Cost of revenues:
Recurring	62,865	50,069
Services	41,908	39,631
Total cost of revenues	104,773	89,700
Gross profit	171,982	138,791
Operating expenses:
Sales and marketing	71,197	69,360
Research and development	46,974	36,158
General and administrative	31,722	30,204
Total operating expenses	149,893	135,722
Operating income	22,089	3,069
Other income (expense):
Interest and other expense	(197)	(280)
Other income, net	385	226
Total other income (expense), net	188	(54)
Income before income taxes	22,277	3,015
(Provision) benefit for income taxes	(1,283)	4,225
Net income	$20,994	$7,240
Net income per share:
Basic	$0.69	$0.25
Diluted	$0.67	$0.24
Weighted average shares outstanding:
Basic	30,404	29,538
Diluted	31,105	30,497

Stock-based Compensation and Amortization of Acquired Intangibles

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated and are included within the Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures in this press release (in thousands):

	For the Three Months Ended March 31,
	2018	2017
Stock-based compensation expense:
Cost of recurring revenues	$3,432	$2,816
Cost of services revenues	2,373	1,989
Sales and marketing	16,338	17,411
Research and development	3,309	2,777
General and administrative	7,745	8,873
Total non-cash stock-based compensation expense	$33,197	$33,866

Amortization of acquired intangibles:
General and administrative	$786	$780
Total amortization of acquired intangibles	$786	$780

Stock-based compensation expense associated with modifications and terminations made to the Company’s change-in-control plans in March 2015, February 2016 and February 2017, is shown in the table below (in thousands). As previously disclosed, these changes were made to better align management's incentives with long-term value creation for our shareholders. As part of the modifications in connection with the terminations of the change-in-control plans, time-based restricted stock awards (vesting over three years) were granted to certain senior officers in March 2015, February 2016 and February 2017.

	For the Three Months Ended March 31,
	2018	2017
Stock-based compensation expense:
Stock-based compensation expense	19,989	19,812
Stock-based compensation expense related to CIC Modifications	13,208	14,054
Total non-cash stock-based compensation expense	$33,197	$33,866

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of March 31, 2018	As of December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$143,639	$155,685
Investments in marketable securities	4,257	9,434
Accounts receivable, net	192,477	190,989
Deferred contract costs, prepaid expenses and other current assets	64,290	71,602
Total current assets before funds held for customers	404,663	427,710
Funds held for customers	1,210,419	563,062
Total current assets	1,615,082	990,772
Property and equipment, net	259,782	243,664
Goodwill	35,613	35,808
Intangible assets, net	20,034	20,862
Deferred contract costs and other assets, net	104,582	53,409
Deferred tax assets, net	22,429	32,696
Total assets	$2,057,522	$1,377,211
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,003	$16,099
Accrued expenses and other liabilities	65,280	60,394
Deferred revenue	200,576	197,088
Capital lease obligations	5,307	5,474
Total current liabilities before customer funds obligations	287,166	279,055
Customer funds obligations	1,212,055	564,031
Total current liabilities	1,499,221	843,086
Deferred revenue	1,650	1,773
Deferred rent	9,162	5,349
Capital lease obligations	3,981	4,477
Other long-term liabilities	2,500	4,250
Deferred income tax liability	361	251
Total liabilities	1,516,875	859,186

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	353	348
Additional paid-in capital	595,426	609,160
Accumulated other comprehensive loss	(6,613)	(5,912)
Accumulated earnings	162,840	125,788
	752,006	729,384
Treasury stock, at cost	(211,359)	(211,359)
Total stockholders’ equity	540,647	518,025
Total liabilities and stockholders’ equity	$2,057,522	$1,377,211

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$20,994	$7,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,358	8,171
Provision for doubtful accounts	2,815	2,293
Non-cash stock-based compensation expense	33,197	33,866
Income taxes	821	(4,536)
Net amortization of premiums and accretion of discounts on available-for-sale securities	(114)	118
Changes in operating assets and liabilities:
Accounts receivable	(4,302)	(1,460)
Deferred contract costs, prepaid expenses and other current assets	(15,006)	(4,875)
Deferred contract costs and other assets	(3,914)	(1,766)
Accounts payable	(96)	5,427
Accrued expenses, other liabilities and deferred rent	11,369	(46)
Deferred revenue	1,455	1,893
Net cash provided by operating activities	56,577	46,325
Cash flows from investing activities:
Purchases of property and equipment	(22,871)	(22,759)
Purchases of marketable securities	(114,732)	(92,646)
Proceeds from sales and maturities of marketable securities	44,985	42,554
Net change in money market securities and other cash equivalents held to satisfy customer funds obligations	(572,640)	(399,403)
Net cash used in investing activities	(665,258)	(472,254)
Cash flows from financing activities:
Net proceeds from issuances of Common Stock	2,506	1,572
Shares acquired to settle employee tax withholding liabilities	(50,338)	(33,595)
Principal payments on capital lease obligations	(1,576)	(1,535)
Payments of other long-term liabilities	(1,750)	—
Net change in customer funds obligations	648,025	459,392
Net cash provided by financing activities	596,867	425,834
Effect of exchange rate changes on cash	(232)	87
Net decrease in cash and cash equivalents	(12,046)	(8)
Cash and cash equivalents, beginning of period	155,685	73,773
Cash and cash equivalents, end of period	$143,639	$73,765

Supplemental disclosure of cash flow information:
Cash paid for interest	$126	$105
Cash paid for taxes	$1,718	$383

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$913	$1,078
Stock based compensation for capitalized software	$1,034	$1,021
Software agreement	$—	$6,500

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2018	2017
Non-GAAP operating income, as a % of total revenues reconciliation:
Operating income	$22,089	$3,069
Operating income, as a % of total revenues	8.0%	1.3%
Add back:
Non-cash stock-based compensation expense	33,197	33,866
Non-cash amortization of acquired intangible assets	786	780
Non-GAAP operating income	$56,072	$37,715
Non-GAAP operating income, as a % of total revenues	20.3%	16.5%

Non-GAAP net income reconciliation:
Net income	$20,994	$7,240
Add back:
Non-cash stock-based compensation expense	33,197	33,866
Non-cash amortization of acquired intangible assets	786	780
Income tax effect of above items	(14,470)	(19,007)
Non-GAAP net income	$40,507	$22,879

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.67	$0.24
Add back:
Non-cash stock-based compensation expense	1.07	1.11
Non-cash amortization of acquired intangible assets	0.03	0.03
Income tax effect of above items	(0.47)	(0.63)
Non-GAAP net income, per diluted share	$1.30	$0.75
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	30,404	29,538
Diluted	31,105	30,497
_________________________

(1)	The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. We believe that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Management uses these non-GAAP results to compare our performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to our Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.
To compensate for these limitations, we present our non-GAAP financial measures in connection with its GAAP results. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate our business.
We present the following non-GAAP financial measures in this press release: non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock-based arrangements recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three months ended March 31, 2018, stock-based compensation expense was $33.2 million, on a pre-tax basis. For the three months ended March 31, 2017, stock-based compensation expense was $33.9 million, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance. We believe that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three months ended March 31, 2018, the amortization of acquired intangible assets was $0.8 million. For the three months ended March 31, 2017, the amortization of acquired intangible assets was $0.8 million. Amortization of acquired intangible assets is excluded from our non-GAAP financial measures because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance. We believe that such exclusion facilitates comparisons to our historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.